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                        [HUNTON & WILLIAMS LETTERHEAD]


                                                                       Exhibit 8




                               January 28, 1997




Virginia Electric and Power Company
One James River Plaza
Richmond, Virginia 23219-3932

                      Virginia Electric and Power Company
                      Registration Statement on Form S-3
                      Certain Federal Income Tax Matters
                      ----------------------------------

Ladies and Gentlemen:

        We have acted as counsel to Virginia Electric and Power Company (the Company) in connection with the preparation of a Registration Statement on Form S-3 (the Registration Statement), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the Act), for the registration under the Act of $400 million aggregate principal amount of Junior Subordinated Debentures. The Junior Subordinated Debentures will be issued pursuant to an indenture between the Company and the trustee named therein, as supplemented and amended from time to time.

        We have reviewed copies of (1) the Registration Statement and the prospectus and forms of prospectus supplement included therein and (2) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. We understand that the Company intends to sell the Junior Subordinated Debentures described in the forms of prospectus supplement at an issue price equal to their principal amount and with a maturity date not more than 40 years from the issue date. Accordingly, for purposes of this opinion, we have assumed that such Junior Subordinated Debentures will be sold at an issue price equal to their principal amount and will have a maturity date not more than 40 years from the issue date.

        Based on the foregoing, we are of the opinion that the statements and legal conclusions contained in the forms of prospectus supplement under the caption "Certain

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Virginia Electric and Power Company
January 28, 1997
Page 2

Federal Income Tax Consequences" are correct and that the discussion thereunder does not omit any material provision with respect to the matters covered.

        We consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Hunton & Williams under the captions "Certain Federal Income Tax Consequences" and "Legal Matters" in the forms of prospectus supplement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by
Section 7 of the Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.


                                        Very truly yours,



                                        HUNTON & WILLIAMS